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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated December 21, 2004, relating to the financial statements and financial highlights appearing in the October 31, 2004 Annual Reports to Shareholders of Columbia Tax Managed Growth Fund and Columbia Tax Managed Growth Fund II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Columbia Tax Managed Growth Fund and Columbia Tax Managed Growth Fund II dated March 1, 2005, which have also been incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 2, 2005